EXHIBIT 99

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                            Contact: CHS ELECTRONICS, INC.
                                     Craig Toll
                                     Chief Financial Officer
                                     (305) 908-7200
FOR IMMEDIATE RELEASE
                                     MORGEN-WALKE ASSOCIATES:
                                     Ed Bisno/Theresa Schillero
                                     Media Contact: Brian Maddox/Estelle Bieber
                                     (212) 850-5600

          CHS ELECTRONICS ANNOUNCES THE FILING OF CLASS ACTION LAWSUIT

     Miami, FL - March 17, 1999 - CHS Electronics, Inc. (NYSE:HS), a leading international distributor of microcomputer products, today announced that a class action complaint has been filed alleging that the Company and two of its officers violated federal securities laws in connection with financial reporting and disclosure during the period February 27, 1997 through March 1O, 1999. The suit purports to be on behalf of those who purchased CHS Electronics common stock during that time frame.

     Claudio Osorio, Chairman and Chief Executive Officer, commented, "The Company, in coordination with its legal counsel, is in the process of carefully reviewing the allegations of the complaint. However, we believe that the claims are without merit and we intend to vigorously defend the suit."

     Miami-based CHS Electronics, ranked number 320 on the latest Fortune 500 list of the largest U.S.-based industrial corporations is a leading international distributor of microcomputers, peripherals, and software to approximately 15O,000 resellers in 46 countries in Europe, Latin America, Asia, the Middle East and Africa Unlike other computer wholesalers, CHS Electronics distributes a limited product line for a limited number of leading computer manufacturers and does so only outside the United States. The Company believes that its "focused distribution" enables it to respond more quickly to customers, provide better service, and reduce inventory and working capital requirements. CHS believes it is the largest microcomputer distributor in Europe and Latin America. Information regarding CHS Electronics can be found on the Company's website at www.chse.com.

FORWARD-LOOKING STATEMENTS MADE BY CHS ELECTRONICS ARE BASED ON CURRENT EXPECTATIONS AND MAY DIFFER MATERIALLY FROM ACTUAL RESULTS. AMONG THE FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY ARE CHANGES IN BUSINESS CONDITIONS, GROWTH IN THE PERSONAL COMPUTER INDUSTRY AND THE GENERAL ECONOMY; COMPETITION; CHANGES IN THE PRODUCT MIX; THE NUMBER OF ACQUISITIONS MADE; THE OUTCOME OF THE CLASS ACTION LITIGATION FILED AGAINST IT; AND THE RISK FACTORS LISTED BY CHS ELECTRONICS' REPORTS FILED WITH THE SECURITIES EXCHANGE COMMISSION.